MOTOR CARRIER CARRIAGE CONTRACT
BETWEEN COORS BREWING COMPANY
AND LOADSOURCE LOGISTICS, LLC.

3.9	Liability for Loss or Damage to Shipments		9

	3.9.1	Carmack Liability	9
	3.9.2	Change to Warehouseman's Liability	9
	3.9.3	Salvage	9
	3.9.4	Claim Regulations	10

3.10	Use of Other Carriers.		10

	3.10.1	Restrictions and Provisions	10
	3.10.2	Grounds for Termination	10

3.11	Independent Contractor		10

3.12	Confidentiality		11

3.13	Application to Intrastate Transportation		11

Section 4 - DETERMINATION OF RATES AND CHARGES

4.1	Rates and Charges in Writing		11

4.2	Changes in Rates and Charges		11

4.3	Mileage Calculations		11

4.4	Diversion and Reconsignment		12

4.5	Alternation Rule		12

4.6	Challenge to Contract Carriage		12

4.7	Special Services		12

4.8	Overcharges and Undercharges		12

Section 5 - GENERAL TERMS AND CONDITIONS

5.1	Equal Opportunity, Affirmative Action	13

5.2	Minority Business Opportunities	13

5.3	Environmental Policy	13

5.4	Force Majeure	13

5.5	No Lien	13

5.6	Term of Contract and Termination	14

5.7	Governing Law.	14

5.8	Nonexclusive Agreement	14

5.9	Performance and Service Assurance	14

5.10	Fuel Surcharge	14

5.11	Safety Certification	15

5.12	Entire Understanding	15

5.13	Nonassignability	15

5.14	Separability	15

5.15	References	15

5.16	Benefits, Assigns and Confidentiality	15

5.17	Notices	16

SIGNATURES		17

APPENDIX A - Rates and Charges		18

APPENDIX B - Insulated/Refrigerated Trailer at
Trailer Yard/Staging Area Acceptable for Loading		19

APPENDIX C - FUEL SURCHARGE		21

APPENDIX A - X - HOURS OF SERVICE		22

MOTOR CARRIER CARRIAGE CONTRACT

This Contract is made and entered into effective the 26TH day of MA Y2005 by and between COORS BREWING COMPANY, Golden, Colorado 80401 (hereinafter referred to as "Shipper") and LOADSOURCE LOGISTICS, LLC.(hereinafter referred to as "Carrier"). "Shipper" shall collectively include dba trade name divisions, parent, affiliates and subsidiaries of Coors Brewing Company and any other companies named in attached Schedules hereto. The parties hereto, in consideration of the mutual covenants herein contained, agree as follows:

RECITALS

This Contract is entered into pursuant to 49 USC 14101 (b). Carrier, as an independent contractor, desires to furnish motor contract carriage service to Shipper for the transportation of commodities, and represents that it is a duly authorized motor carrier in interstate commerce under one or more permits issued by the former Interstate Commerce Commission (ICC), now known as the Surface Transportation Board (ST8), the Federal Highway Administration (FHWA) of the United States Department of Transportation (USDOT), and shall provide Shipper copy of all such relevant permits. Carrier shall also provide copies of any relevant intrastate operating permits.

This Contract, and the specified services rendered hereunder, are designed to meet Shipper's distinct needs as more fully set forth herein. Shipper desires to avail itself of Carrier's services under this Contract. These Recitals and all Appendices are part of this Contract. In consideration of their mutual promises, the parties agree as set forth below. To the extent this Contract is inconsistent with any previous Contract, the terms of this Contract apply.

The parties hereto expressly waive any or all rights and remedies under the Interstate Commerce Commission (ICC) Termination Act for the transportation provided hereunder, pursuant to 49 USC 14101 (b), that are inconsistent with this Contract.

TERMS OF AGREEMENT

1.     SCOPE OF CONTRACT

       1.1     Facilities Covered

             This Contract applies to Shipper, its subsidiaries and divisions, and any new companies acquired. Shipper shall notify Carrier of any companies acquired, the date of acquisition and the address of the newly acquired company. The rates in Appendix A shall apply to any newly acquired facilities.

       1.2     Nature of Commerce

             This Contract applies to all traffic described in Section 1.3 below which moves in interstate commerce or in intrastate commerce in the United States.

       1.3     Traffic Covered

             This Contract applies to every shipment tendered to Carrier for both. inbound and outbound movements from or to any facility owned or operated by Shipper under lease or contract, whether billed collect or prepaid, and shipments where Shipper is shown on the bill of lading as the third party payer of freight charges.

       1.4     Service as Motor Contract Carriage

             1.4.1     Contract Carriage Only - Every shipment tendered to Carrier as described in Sections 1.2 and 1.3 above shall be deemed tendered to Carrier in its capacity as a motor carrier under this Contract. Any references in this Contract, or in documents referring to this Contract, to "common carriers" or "tariffs," whether filed or unfiled, or to the law regarding "common carrier liability" for 1055, damage or delay, shall not alter the contractual relationship between the parties created under this Contract, nor alter the nature of Carrier's transportation service.

             1.4.2     Brokerage Prohibited - In the event Carrier holds a broker's license granted by the former Ice or FHW A, every shipment for which Shipper orders service from Carrier shall nevertheless be deemed tendered to Carrier in its capacity as a motor carrier under this Contract, and Carrier shall be governed by all of its rights and obligations hereunder, unless the parties otherwise expressly agree in writing.

2.     SHIPPER'S RESPONSIBILITIES

       2.1     Minimum Tender

             To tender to Carrier for transportation hereunder, the types of freight described in Appendix A and on such other consecutively numbered Appendix A's that may in the future be executed by the parties hereto, and which by this reference are made a part hereof, for a minimum of two {.21shipments per year.

       2.2     Payment of Freight Charges

             To remit to Carrier on the 15th day of each month (except when the 15th day falls on Saturday, Sunday or holiday, then the next weekday applies), payment for all transportation services provided by Carrier hereunder for the preceding calendar month at the rates outlined in Appendix A, et seq. Deviations from this payment of freight charges schedule will be delineated in Appendix A, et seq.

3.     CARRIER'S RESPONSIBILITIES

       3.1     Service and Delivery

             To receive, transport, and deliver with reasonable dispatch all freight offered to it as described in Section 1.4.1 hereof in accordance with service and delivery requirements as defined by Shipper; to establish time standards and to use the most efficient methods of planning and control procedures for the purpose of transporting such freight at the lowest possible cost consistent with such service and delivery requirements. Carrier agrees to provide transportation services designed to meet the Shipper's distinct needs as described herein.

       3.2     Regulatory Compliance

             To conform to the rules, regulations, and all requirements of the USDOT, the STB and state regulatory bodies and all other regulatory bodies having jurisdiction over for-hire motor vehicle transportation as performed hereunder by Carrier. Carrier's Operating Authority MC-511819-C and the ICC's decision in its proceeding under Ex Parte MC-165 (Sub. 1) is used for this Agreement.

       3.3     Insurance Required

             To, at all times during the term of this Contract and all extensions thereof, carry and keep in full force and effect, public liability and property damage insurance policies. Insurance will be no less than the USDOT's minimum standards, combined single limit and Workmen's Compensation Insurance policies with reliable insurance companies. Such policies to be endorsed so as to protect the interest of the Shipper, as they appear, and such as will meet the requirements of federal, state, and other regulatory bodies having jurisdiction over the operations of Carrier and to provide Shipper Certificates of Insurance or other evidence of said insurance coverage as requested by Shipper.

       3.4     Equipment. Personnel and Services

             To furnish and have available, at all times, sufficient equipment and trained personnel required by Shipper to safely provide the transportation services as herein provided and to maintain its equipment in reliable mechanical and safe condition. Expedited and stop-off services will be provided at Shipper's request. All equipment used by Carrier shall at all times be under the exclusive control of Carrier. Carrier agrees no vehicle used to transport Shipper's products shall ever have been used to transport refuse, garbage, trash or solid or liquid waste of any kind whatsoever, whether hazardous or nonhazardous.

       3.5     Indemnification

             Carrier agrees to indemnify and hold Shipper harmless from any and all claims, damages, expenses or other liabilities arising out of or in any way connected with the transportation services to be performed by Carrier hereunder.

       3.6     Compliance With laws and Regulations

             Carrier agrees to pay, when due, all taxes or assessments applicable to Carrier or its employees or business including, but not limited to, all taxes and assessments payable under federal and state unemployment insurance laws and the Federal Insurance Contributions Act. And, to comply with all such laws and with all regulations of a!1 agencies administering such laws and procedures, at its expense, all necessary permits and licenses, assessments and tolls required for its performance under this Contract and to comply with all laws, ordinances and regulations of duly constituted authorities having jurisdiction over its activities.

       3.7     Bill of Lading

             3.7.1     Approved Billing - All shipments made pursuant to this Contract shall be on a short form bill of lading subject to the terms and conditions of the complete bill of lading in effect on June 24, 1995, in National Motor Freight Classification 1 DO-V, Pages 255 through 257. Any subsequent version published in the National Motor Freight Classification shall not apply. In the event that some other bill of lading is used, the terms of the bill of lading are subordinate to the terms of this Contract, and, in the event of a conflict between any bill of lading and this Contract, the terms of this Contract shall govern.

                   Any other bill of lading or other shipping document used shall be deemed to have used the following language: "The property described herein is received in good order, except as noted by Carrier at the time of pickup. It is mutually agreed that this shipment is received, subject to the Motor Carrier Contract entered into between the Shipper and the Carrier."

             3.7.2     Electronic Billing - Paperless transactions will be used as broadly as the parties are capable. It is the intention of the parties to memorialize each shipment transaction with a computer-produced short form bill of lading subject to terms and conditions specified above. All the terms of this Contract shall apply to each such shipment. Any reference in such bill of lading to "classifications and tariffs" shall have no application with regard to shipments transported under this Contract. In the case of any inconsistency between any other sources and this Contract, the terms, conditions and provisions of this Contract shall govern.

       3.8     Carrier's Receipt

             3.8.1     Constructive Receipt - Carrier's duties and liabilities shall commence upon execution of a receipt evidenced by driver's signature, and upon driver taking possession of the vehicle containing such shipment. In the event Shipper has completed loading and placement of vehicle at point for pickup by Carrier, completed a bill of lading as receipt, notified Carrier of shipment's availability, and the Carrier does not take possession within a reasonable time, which is agreed to be no longer than two (2) hours, Carrier agrees it will be understood to have taken possession under a concept of constructive receipt and Carrier's liability shall commence without actual possession.

             3.8.2     Reefer Unit Setting. Temperature Setting - (i) Shipper's established product quality policy is that beverage products will be transported and delivered at temperatures above 30°F and below 60°F; (ii) Carrier is responsible to present trailers for loading that are food-product clean and free of any' trash or contaminant that might cause product damage. Carrier's driver shall be responsible to have set the temperature control on the refrigeration unit at 40°F when trailer is to be operated under mechanical refrigeration service and (iii) On receipt of the load, Carrier's driver shall verify the temperature setting, and verify that such set point at 40°F has been entered into the control memory and not just changed on the unit's visual readout. Any incorrect settings shall be immediately reported to Shipper and noted on both parties' copies of the bill of lading.

             3.8.3     Notice of Delay or Damage - In the event of delay or substantial damage to shipment, caused by accident or otherwise, Carrier shall notify Shipper immediately as instructed by Shipper and make all necessary efforts to protect shipment. Shipper's brand-name products shall be protected as to flavor and product integrity, including brand-labeled packaging to the extent possible.

1

       3.9     Liability for loss or Damage to Shipments

             3.9.1     Carmack Liability - Carrier assumes the liability required of an interstate motor common carrier under 49 USC 14706 or revisions thereto ("Carmack"), as written and in effect as of the date of this Contract, regardless of whether the shipment is interstate or intrastate in nature. Carrier's liability for the goods shall be for "full actual loss" which includes, but is not limited to, the original invoice value charged consignee or the destination market value of goods lost or damaged, whichever is higher, including freight charges, administrative costs, warehousing costs, transportation costs and all other accessorial charges on loss and damage claims.

                   Claims will be paid on the basis of Shipper's invoice amount and will include amounts for federal and state alcohol taxes when Shipper is unable to recover said taxes.

             3.9.2     Change to Warehouseman's Liability -In the event any shipment is refused by the consignee, or Carrier is otherwise unable to deliver any shipment, Carrier's liability for loss or damage as a Carrier under this Section 3.9 shall continue until such shipment has been properly placed in a public warehouse or other suitable storage facility under reasonable security, at which time Carrier's liability as a warehouseman shall commence.

             3.9.3     Salvage - Carrier will in no circumstances permit Shipper's product to be placed in a salvage market. or otherwise disposed of without Shipper's approval and direction. Carrier acknowledges that alcohol beverages are tightly regulated by the Food and Drug Administration, Bureau of Alcohol, Tobacco and Firearms and State Alcohol Beverage Control Departments.

                   Carrier understands and acknowledges that Shipper will be subject to various risks of prosecution or lawsuit in connection with

.. damaged product which may be contaminated or not suitable for human consumption, and that above mentioned agencies will frequently require the destruction of Shipper's product as a matter of legal requirement.

                   Carrier represents and warrants that its performance in cleaning an accident site, in selecting disposal locations and methods, and in transporting and repairing damaged goods and property has been and will be in compliance with all applicable laws and regulations.

             3.9.4     Claim Regulations - Claims must be administered in compliance with applicable government regulations including, but not limited to, Ex Parte 263, 49 CFR 1005.1 through 1005.6 and the ICC or STS Orders interpreting these laws and regulations.

       3.10     Use of Other Carriers

             3.10.1     Restrictions and Provisions - Except for local cartage agents or railroad piggyback service, railroad carries trailers or containers owned by Carrier rail ramp to rail ramp (Plan 1), if any, Carrier shall utilize no other Carriers without the prior consent of Shipper. If consent is granted or if Carrier utilizes another Carrier without Shipper's consent, Shipper and Carrier expressly agree that (i) The nature of the carriage shall remain contract carriage regardless of whether the connecting Carrier is operating pursuant to a Contract or otherwise; (ii) Carrier shall remain responsible to Shipper for fulfillment of all of Carrier's obligations under this Contract while cargo is in the connecting Carrier's possession; including, without limitation, Carrier's obligations relating to documentation, service, equipment, rates and charges, compliance with law; and loss, damage and delay; (iii) Carrier shall pay all connecting Carrier charges and shall hold harmless and indemnify Shipper from conduct of the other Carrier; (iv) Carrier shall in any event issue a through bill of lading from origin to ultimate destination and (v) Local cartage agents, if any, or any connecting Carrier shall be deemed a subcontractor of the Carrier and used for Carrier's convenience.

             3.10.2     Grounds for Termination - In the event Carrier utilizes another Carrier (other than a cartage agent or railroad piggyback service under Plan 1) for any portion of any shipment without the prior consent of Shipper, Shipper may terminate this Contract immediately upon written notice to Carrier.

       3.11     Independent Contractor

             Carrier shall perform its services as an independent contractor and, to the extent required by law, shall have exclusive control and direction of the persons operating the equipment or otherwise engaged in such transportation services. To the extent required by law, Carrier assumes full responsibility for the acts and omissions of such persons and (b) shall have exclusive liability for the payment of local, state and federal payroll taxes, or contributions or taxes for unemployment insurance, workers' compensation, old age pensions or other social security and related protection with respect to persons engaged in the performance of such transportation services.

       3.12     Confidentiality

             Except to the extent disclosure may be required by law, parties agree to safeguard, and treat as confidential, information pertaining to Shipper's traffic including, without limitation, origins, destinations, products, volume, rates and charges, the identity of Shipper's customers and the products purchased by particular customers. Carrier shall also safeguard, and treat as confidential, information relating to Shipper's operations and competitive position including, without limitation, the following: Sales, marketing and promotional strategies and plans; research and development of new products; improved products and improved procedures; sales/delivery statistics, forecasts; manufacturing processes and formulas; cost data; expansion plans; purchasing plans; critical ingredients and/or sources of supply.

       3.13     Application to Intrastate Transportation

             Carrier warrants that it has not requested, and will not request during the life of this Contract, application of state laws or regulations to intrastate traffic which are different from the provisions of this Contract for any purpose whatsoever including, but not limited to, cargo liability; bills of lading or receipts for property being transported or credit.

4.     DETERMINATION OF RATES AND CHARGES

       4.1     Rates and Charges in Writing

             All applicable rates, charges, classifications and rules, if any, for shipments under this Contract are attached in Appendix A and are confidential between parties.

       4.2     Changes in Rates and Charges

             Upon agreement in writing by the parties, rates and charges may be added or amended immediately in order to meet the specified services and distinct needs of the Shipper. Changes shall be made by reissuance of Appendix A using consecutively renumbered issues numbered A-1, A-2, etc. Carrier and Shipper shall transmit written changes by facsimile or otherwise, and a change shall be deemed effective when the Shipper has signed and dated the written change and sent it to the Carrier. The rate is deemed to be accepted by the Carrier unless the Carrier notifies Shipper of an error prior to movement of the goods. The change may be on the form attached hereto as Appendix A and the signed document, whether a fax confirmation or otherwise, shall be annexed to this Contract.

       4.3     Mileage Calculations

Shipper has determined mileage used herein through the use of Rand McNally - TDM, Inc. Milemaker. From time to time, mileage differences may occur due to route changes or Milemaker errors and updated versions. Any exception to Shipper's established mileages must be negotiated and agreed to in writing by the parties hereto.

       4.4     Diversion and Reconsignment

             Carrier warrants that Shipper has ability to reconsign or divert shipments en route at rates outlined in Appendix A, et seq.

       4.5     Alternation Rule

             In no case shall the charges on any shipment hereunder. computed at actual weight, exceed the charges that would apply hereunder at a higher weight.

       4.6     Challenge to Contract Carriage

If, at any time during the term of this Contract, or after performance under it has ceased, Carrier or any of its successors or assigns should claim or attempt to claim that services performed for Shipper are not contract carriage, in order to seek collection of common carrier rates for shipments rendered hereunder, and Shipper successfully defeats the challenge to contract carriage, Shipper shall be entitled to recover from Carrier or its successors or assigns all its attorney fees and costs reasonably incurred in such defense before a court and/or regulatory agency, or both.

       4.7     Special Services

             Shipper and Carrier agree that the only charges, rules and special services that apply to this Agreement are those in Appendix A. If there is any other additional charge on a shipment during the normal course of business, an additional charge must be agreed to in writing between the Shipper and Carrier.

       4.8     Overcharges and Undercharges

             Any action at law by Carrier to recover undercharges hereunder, or by Shipper to recover overcharges hereunder, shall be commenced not more than three (3) years after Carrier's receipt of the shipment.

             Right to Audit - Carrier grants Shipper, or others designated by Shipper, access to all internal audit information relating to this Contract, including reports of corrective actions taken as a result of such audit.

             Carrier agrees to make, keep and maintain in accordance with generally accepted accounting principles and practices consistently applied from year to year, complete books. records, invoices and records of payments relating to the work while it is being performed and for a period of three (3) years following acceptance of the work.

             For the purpose of audit, Shipper shall have the right to examine, either directly or through its authorized representatives or agents, during business hours and for a reasonable period of time, all books, records, accounts, correspondence, instructions, specifications, plans, drawings, receipts, manuals and memoranda insofar as they are pertinent to this Contract. Shipper's right of inspection shall not apply to Carrier's trade secrets or other proprietary information properly designed or asserted as such in writing prior to such audit.

5.     GENERAL TERMS AND CONDITIONS

       5.1     Equal Opportunity. Affirmative Action

             To the extent applicable to this particular transaction, the equal opportunity and affirmative action clauses set forth in 41 CFR 60.1.4 (1), 60-250.4 and 80-741.4 are hereby incorporated by reference and made a part hereof.

       5.2     Minority Business Opportunities

             It is Shipper's policy that qualified, competitive minority suppliers, contractors and subcontractors shall have equal opportunities to furnish materials and services for projects. Carrier is encouraged to utilize minority businesses whenever practicable.

       5.3     Environmental Policy

             Nothing contained in the terms and conditions of this Contract will significantly affect the quality of the human environment within the meaning of the National Environment Policy Act of 1969, as amended.

       5.4     Force Majeure

             Neither party shall be liable under this Contract for its failure or delay in fulfilling its obligations if such failure or delay is the result of federal, state, or local laws, rules, or regulations, invasions, insurrections, riots, civil war or commotion, military or usurped power or acts of God, but due diligence shall be used in curing such cause and in resuming performance. Carrier's failure or delay under any laws or regulations, resulting from its violation thereof, shall not be deemed a force majeure relieving Carrier in any manner from its duties to perform fully and timely its obligations under this Contract.

       5.5     No Lien

             Carrier shall have no lien, and hereby forgoes its right to any lien, upon any shipment or portion thereof.

       5.6     Term of Contract and Termination

             The term of this Contract shall be for one year, and shall automatically renew for additional one-year periods unless written notice of nonrenewal is given by either party to the other at least 30 days prior to the end of any term; provided, this Contract may also be terminated at any time by either party upon 30 days' written notice; provided further, that if either party violates any material provision of this Contract, then the other party shall have the right to terminate this Contract immediately upon written notice to that effect.

       5.7     Governing Law

             This Contract shall be deemed to have been made and accepted in Jefferson County, Colorado, and the laws of the State of Colorado shall govern any interpretations or contractions of the Contract. Any action pertaining to this Contract shall be commenced and prosecuted in the courts of Jefferson County, Colorado, or in the United States District Court for Colorado, if appropriate, and each party submits to the exclusive jurisdiction of said courts and waives the right to change venue. Costs and reasonable attorney fees shall be awarded to the prevailing party in any action.

       5.8     Nonexclusive Agreement

             Shipper is free to tender traffic of any type to other carriers and Carrier is free to solicit traffic from other shippers at their respective discretion.

       5.9     Performance and Service Assurance

             Carrier will participate in Shipper's process and programs designed to measure Carrier performance and service. Carrier understands Electronic Data Interchanges (EDI) will be required in these programs. Transactions will require NCX12 standards.

       5.10     Fuel Surcharge

             Parties agree in consideration of volatile fuel costs, i.e., significant or unusual increases for periods exceeding fourteen (14) days, a fuel surcharge will be negotiated and applied. The fuel surcharge agreed to by Shipper and Carrier will be based on the national average of diesel fuel as reported by the. Energy Information Administration of the u.s. Department of Energy on the prior Monday at 1600 hours Eastern time. Parties understand fuel surcharges will vary and will be applied to freight charges as agreed, week to week, and will not apply unless negotiated.

       5.11     Safety Certification

             When transporting any product that is classified as hazardous materials, the Carrier will maintain and provide to the Shipper evidence that Carrier has achieved USDOT "satisfactory" safety certification and will notify Shipper if such certification changes from "satisfactory" to some other rating.

       5.12     Entire Understanding

             This Contract, together with any Appendices attached hereto, shall constitute the entire agreement and understanding between the parties hereto and no representations, documents, promises, or agreements, oral or otherwise, trade usage or course of conduct between the parties hereto, not embodied herein or in said Appendices shall be of any force or effect; that this Contract including Appendices may not be altered or modified except by agreement in writing between the parties hereto.

       5.13     Nonassignability

             Subject to Section 5.12, Carrier shall not assign its rights nor delegate any of its obligations under this Contract without Shipper's prior written consent. Breach of this prohibition by Carrier shall be deemed a substantial default and, at its option, Shipper may terminate this Contract immediately upon written notice. Subject to the foregoing limitations, this Contract shall be binding on the parties' respective successors and assigns.

       5.14     Separability

             In the event that any provision in this Contract shall violate any law or regulation, such provision shall be ineffective to the extent of such violation without invalidating any other provision of this Contract. In no event shall any invalidation convert Carrier's service from contract carriage to common carriage.

       5.15     References

             All references in this Contract to rights, obligations. Appendices, addenda, forms, sections or subsections shall be to provisions in this.. Contract without in all instances use of the words such as "this Contract," "hereto," "hereunder," etc.

       5.16     Benefits, Assigns and Confidentiality

             This Agreement shall inure to the benefit of and be binding upon the parties hereto, the respective legal representatives, successors and permitted assigns. It is agreed that information herein shall be kept confidential.

       5.17     Notices

             Notices shall be given by U.S. certified mail postage prepaid, return receipt requested, or overnight package service, or facsimile, to the parties at the following addresses:

The addresses to which notices, as provided herein, shall be mailed:

       SHIPPER:
                 Coors Brewing Company
                 Logistics Department
                 Mail Number BC410
                 P.O. Box 4030
                 Golden, CO 80401-0030

       CARRIER:
                 LOADSOURCE LOGISTICS, LLC.
                 2233 RIDGE ROAD ST #102
                 ROCKWALL, TX, 75807

                   Telephone: 972-722-9999
                 Fax: 972-722-9998

Provided, however, that notices shall be mailed to such other addresses as either party may in writing request.

The parties signing this Contract respectively for the Carrier and Shipper represent that they are authorized to sign this Contract.

This Contract supersedes any previous Contract Carriage Contract(s) which may have existed between the parties hereto. This Contract represents the entire agreement and understanding between the parties hereto with respect to the services to be performed hereunder, and neither party has relied or will rely upon any representation or agreement of the other except to the extent set forth herein. This Contract may not be amended or modified except in writing signed by a duly authorized representative of each party.

IN WITNESS WHEREOF, the Shipper and Carrier have caused this Contract to be duly executed as of the day and year first above written.

SHIPPER:		CARRIER:

COORS BREWING COMPANY		LOADSOURCE LOGISTICS, LLC.
Tax ID # 202024170

By		By

Title	Manager, Corporate Transportation	Title

Attest		Attest

APPENDIX A

RATES AND CHARGES UNDER CONTRACT

FOR TRANSPORTATION BY MOTOR CARRIER

(RATES ATTACHED)

ACCEPTANCE BY:		ACCEPTANCE BY:

Shipper	Coors Brewing Company	Carrier	LOADSOURCE LOGISTICS, LLC.
Address	Mail Number BC410	Address	2233 RIDGE ROAD
	P.O. Box 4030		SUITE #102
	Golden, CO 80401		ROCKWALL, TX 75807

By		By

Title	Manager, Corporate Transportation	Title

Date	5/26/05	Date

Attest		Attest

APPENDIX B

INSULATED/REFRIGERATED TRAILER AT TRAILER
YARD/STAGING AREA ACCEPTABLE FOR LOADING

TRAILER INTERIOR

Cleanliness:

  Food product clean . No odors
  Free of debris
  No dirt

Moisture:

  Dry

Visible Damage:

  Walls - Smooth with no protruding objects or holes
  Floors - Sturdy, unbroken, smooth with no holes or protrusions
  Roof - No holes
  Kick panels - Secure and smooth to the wall

Repairs:

  All repairs are of standard materials mounted flush and smooth to the interior

Single Identification Number:

  Present and readable on both interior and exterior

TRAILER EXTERIOR

Doors:

  Lockable

Door Seals:

  In place

Door Tiebacks:

  In place and functioning

Slideable Tandem Axles:

  Capable of sliding to rear of trailer

Air Ride System:

  Must have manual pressure release system

ICC Bar:

  In place and usable

Exterior Panels:

  No visible insulation material

REFRIGERATED UNIT

Operation:

  Functioning

Fuel:

  Minimum of 3/4 tank

Set Point:

  40°F

*Based on testing method of the Trailer Manufacturers' Association of America

Appendix C

APPENDIX for Fuel Prices

SHIPPER and CARRIER agree the volatile price of fuel requires adjustments be made to our original contract as to Section 5.10 to recognize this matter.

All shipments made under this contract agreement will be based on the scale shown below. Adjustments will be determined each Monday, or Tuesday if Monday is a holiday, based on the Energy Information Administration (EIA) diesel and motor gasoline price hotline (phone 202-586-6966 and press #1 for diesel prices) or on the World Wide Website (www.eia.doe.gov and click on petroleum and then weekly averages) National Average. This will be applied on all shipments beginning the following Monday. For every movement of $.06 (six cents) per gallon in the EIA fuel index, the fuel surcharge will be changed upwards or downwards by 1% (one percent) as illustrated below. Levels must remain for a sustained period, four (4) weeks average before SHIPPER will agree to pay.

Four Week Average Fuel Price	Surcharge
(In dollars and cents)

..9490to .0999	- 2 percent
1.000 to 1.059	- 1 percent
1.060 to 1.119	0 percent
1.120 to 1.179	0 percent
1.180 to 1.239	0 percent

1.240 to 1.299	+ 1 percent
1.300 to 1.359	+ 2 percent
And so forth

SHIPPER:		CARRIER:

COORS BREWING COMPANY

By		By

Title	Mgr, Corp trans	Title

Date:	5/26/05	Date:

APPENDIX A-X 2005

ACCESSORIAL CHARGES AND SHIPPING RULES

       This Appendix A-X 2005 for Standard Charges and Shipping Rules ("Appendix"), effective as of January 1, 2005 (the "Effective Date") is by and between the undersigned carrier ("Carrier") and COORS BREWING COMPANY, a Colorado corporation ("Shipper").

1.     Scope of Appendix. This Appendix is appended to the Motor Carrier Carriage Agreement in effect between the parties hereto (the "Agreement") and replaces and supersedes the previous appendix entered into between Shipper and Carrier on January 4, 2004. This Appendix applies to accessorial charges only and except for the replacement of such appendix, does not modify or supersede any other appendix pertaining to base shipping rates and charges under the Agreement. All currency is quoted in U.S. dollars.

2.     Appendix Numbering. For purposes of the Agreement, "X" shall be deemed to mean the next sequential number following the Appendix or Appendices to the Agreement numbered A-I, A-2 and so forth that have been executed by the parties hereto prior to the date of this Appendix, and "2005" shall designate that this Appendix is applicable to the calendar year 2005.

3.     Accessorial Charges. The following accessorial charges shall apply to shipments made by Shipper during the calendar year 2005.

       3.1     Loading/Unloading. Shipper shall be responsible for loading and counting all freight at the origin point, and Shipper's consignee shall unload and count all freight at the delivery point. Accordingly, Shipper shall not be charged by Carrier for loading, unloading, including lumper charges, or counting freight.

       3.2     Out-of-Route Mileage Charge. Carrier shall be paid $1.25 per mile for all out-of-route miles. Applicable mileage will be determined from the Household Goods Carriers' Bureau Committee's "Official Transportation Mileage Guide No. 17" (STB HGB 100-F), supplements thereto and revisions thereof, as computed by the Rand McNally Milemaker System, Version 17, revisions or reissues thereof (Shortest HGB Distance).

       3.3     Truck Order Not Used. If Carrier is actually dispatched to Shipper upon Shipper's order but such order is cancelled by Shipper or not used, Carrier may charge Shipper a flat rate of$125, provided that Carrier's driver is not given another order by Shipper.

       3.4     Detention Time. Carrier and Shipper agree that Carrier shall not charge Shipper for an initial period of time up to two hours that Carrier is detained at Shipper or consignee's premises for loading/unloading. After such initial two-hour period, Carrier may charge Shipper for any detention time in excess of the initial two-hour period at a rate of $60 per hour with a maximum charge of$420 for the next twenty-four hour period, and thereafter may charge Shipper a maximum charge of $250 per day for each additional twenty-four hour period. Carrier must arrive within 15 minutes of its scheduled appointment to qualify for detention time payments.

       3.5     Stop Charges. Shipper will pay Carrier for multiple delivery stops in accordance with the following rate schedule:

Origin Pickup and Final Destination:	No Charge
First additional stop	$ 75
Second additional stop	$100
Third additional stop	$150

       4.     Returned/Refused Shipments. Carrier shall notify Shipper of any returned or refused shipments. For all such shipments, Carrier shall be paid the applicable contract rate to haul such shipment back to the shipment's origin or such new location as is designated by Shipper.

       5.     Invoicing of Accessorial Charges. Accessorial charges shall be invoiced separately by Carrier with the appropriate backup paperwork attached. Attachments should include a copy of the signed Bill Of Lading and a copy of the carrier delivery log.

       6.     Term. The term of this Appendix A-X 2005 shall be January 1, 2005 through December 31, 2005 unless otherwise extended by the parties hereto.

       7.     Enforceability Either Party's failure in anyone or more instances to insist upon strict performance of any of the terms and conditions of the Agreement or to exercise any right herein conferred shall not be construed as a waiver or relinquishment of that right or of that Party's right to assert or rely upon the terms and conditions of the Agreement. Any express waiver of a term of the Agreement shall not be binding and effective unless made in writing and properly executed by the waiving Party.

       8.     Ratification: Conflicts. Except as specifically amended herein, all tenns and conditions of the Agreement remain in full force and effect. In the event of any conflict between this Appendix and the Agreement, this Appendix will govern.

       IN WITNESS WHEREOF, CARRIER and SHIPPER have executed this Appendix A-X 2005 as of the date(s) of execution written below their signatures.

Loadsource Locistics. LLC>,	COORS BREWING COMPANY,
a[n] Texas corporation	a CoJorado corporation

Date:	Date:	5/26/05

By:	By:

Title:	Title:	Manager, Corporate Transportation